Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet Reports First Quarter Fiscal Year 2017 Results

Strategic Transition Underway

Phoenix, October 27, 2016 - Avnet, Inc. (NYSE:AVT) today announced results for the first quarter fiscal year 2017 ended October 1, 2016.

Highlights

•	Completed purchase of Premier Farnell in October, expects to realize $70 to $80 million of synergies
•	Announced sale of Technology Solutions (TS) for $2.6 billion, expects to close in Q3 or Q4 FY2017
•	Q1 financial results consistent with previous expectations
•	Electronics Marketing sales and operating income exceeded the midpoint of expectations
•	TS reported as discontinued operations

The first quarter of fiscal 2016 ended October 3, 2015, had an extra week of sales, which resulted in an estimated $525 million impact on adjusted sales and $0.11 to $0.13 on adjusted diluted EPS.

	First Quarters Ended
	October 1, 2016	October 3, 2015	Change
	$ in millions, except per share data
Adjusted Sales (1)	$6,040.3	$6,969.7	(13.3)%
Constant Currency (2)			(13.3)%
Sales	$4,173.4	$4,600.8	(9.3)%
Constant Currency (2)			(9.7)%

Operating Income	131.0	170.0	(22.9)%
Adjusted Operating Income (1)	193.1	240.4	(19.7)%
Net Income	68.8	130.3	(47.1)%
Adjusted Net Income (3)	118.4	152.9	(22.6)%
Adjusted Diluted EPS (3)	$0.91	$1.12	(18.8)%
Diluted EPS	$0.53	$0.96	(44.8)%

(1)

As the TS business is a discontinued operation the Avnet reported Sales and Operating Income amounts exclude the sales and operating income from TS for the periods presented. References to Adjusted Sales and Adjusted Operating Income include the sales and operating income, respectively, of TS as well as other historical adjustments. See the reconciliation of non-GAAP financial information attached as exhibit 99.2 to the Form 8-K filed with the Securities Exchange Commission on October 27, 2016 (“Exhibit 99.2”).

(2)

Year-over-year sales growth rate excludes the impact of changes in foreign currency exchange rates. A discussion on the impact of foreign currency on the Company’s results of operations, the definition of organic sales and a reconciliation of non-GAAP financial information is included in Exhibit 99.2.

(3)	Non-GAAP financial measures. See Exhibit 99.2.

•	TS sales and operating income below expectations
•	The year-over-year decline in adjusted operating income was driven by the decline in sales including the impact of the extra week in fiscal 2016

“We took a significant step in our strategic transition as we completed the acquisition of Premier Farnell on October 17th and announced the sale of our Technology Solutions operating group to Tech Data Corporation on September 19th.  With the sale of TS, we will be singularly focused on leveraging EM’s design and supply chain services with Premier Farnell’s digital platform to offer the broadest suite of products and services to support customers at every stage of the product lifecycle,” said Bill Amelio, CEO of Avnet. “Just as technology has impacted many areas of commerce, it is changing how our customer’s want to interact from design through production. As engineers do more of their research online, we are confident that the combination of EM and Premier Farnell will allow us to reach a broader base of customers earlier in the design cycle with a much lower cost to serve.”

Amelio further added, “Avnet has a long history of adapting to changes in the technology marketplace and we believe the strategic direction we are setting today will expand our growth opportunities, increase our margins and returns and generate increased shareholder value in the future.”

Cash Flow and Returns to Shareholders

•	Cash generated from operations over the trailing twelve months increased $34 million to $258 million
•	Cash and cash equivalents at the end of the quarter was $1.20 billion; net debt (total debt less cash and cash equivalents) was $1.51 billion
•	The Company has $174.9 million remaining under the current share repurchase authorization
•	The Company paid a dividend of $0.17 per share or $21.7 million during the quarter

“At the end of October we will use approximately $180 million of our offshore cash and approximately $660 million of new debt to pay for the acquisition of Premier Farnell.  While our borrowing levels will be temporarily elevated, once completed, we expect to use a meaningful portion of the proceeds from the sale of TS to reduce debt and return to historical credit statistics consistent with our investment grade rating,” said Kevin Moriarty, CFO of Avnet. “Even after paying for Premier Farnell, the proceeds from the sale of TS will allow us to maintain a strong balance sheet, fund future growth and provide excess cash that we can return to shareholders.”

Discontinued Operations

On September 19, 2016, Avnet announced that it had entered into an agreement to sell its TS business to Tech Data Corporation.  The transaction is subject to customary closing conditions and regulatory approval and is expected to close in the first half of calendar 2017.  As a result of the pending sale and having met applicable accounting requirements, Avnet, Inc. is reporting the TS business as a discontinued operation beginning with the first quarter of fiscal 2017 and prior periods have been adjusted for comparability.

Avnet Electronics Marketing Results

The first quarter of fiscal 2016 ended October 3, 2015, had an extra week of sales, which resulted in an estimated $300 million impact on EM sales

		Year-over-Year Growth Rates
	Q1 FY17	Reported	Organic
	Sales	Sales	Sales
	(in millions)
EM Total	$4,173.4	(9.3)%	(3.0)%
Constant Currency (1)		(9.7)%	(3.4)%
Americas	$1,305.8	(5.1)%	1.0%
EMEA	$1,265.3	(5.4)%	1.5%
Constant Currency (1)		(5.3)%	1.7%
Asia	$1,602.3	(15.1)%	(9.0)%
Constant Currency (1)		(16.1)%	(10.1)%

	Q1 FY17	Q1 FY16	Change
Operating Income	$186.5	$217.7	(14.3)%
Operating Income Margin	4.5%	4.7%	(26)	bps

(1)	Refer to Exhibit 99.2.

•

Excluding the impact of the extra week of sales in the prior year quarter and the decision to exit certain select high volume supply chain engagements in the Asia region, sales would have increased by approximately 1%.

•

Gross profit margin increased 35 basis points from the year ago quarter due to an improvement in the Asia region and a regional mix shift to the higher margin western regions, both of which were driven by the decision to exit certain low margin supply chain engagements.

•

Operating income margin declined 26 basis points from the year ago quarter primarily due to the decline in sales related to the extra week in the year ago quarter and higher expenses related to the ERP implementation in the Americas region.

•

Working capital (defined as receivables plus inventories less accounts payables) increased 16.0% from the year ago quarter due to the transfer of the embedded computing solutions business from TS at the beginning of fiscal 2017 and a decrease in accounts payable. Excluding the transfer of the embedded computing solutions business from TS at the beginning of fiscal 2017 and the impact of foreign currency exchange rates, inventory declined 8.2% sequentially.

Avnet Technology Solutions Results

The first quarter of fiscal 2016 ended October 3, 2015 had an extra week of sales, which resulted in an estimated $225 million impact on TS sales

		Year-over-Year Growth Rates
	Q1 FY17	Reported	Organic
	Sales	Sales	Sales
	(in millions)
TS Total (1)	$1,866.9	(21.2)%	(14.8)%
Constant Currency (2)		(20.3)%	(13.8)%
Americas	$1,043.5	(25.4)%	(17.7)%
EMEA	$580.3	(14.3)%	(11.0)%
Constant Currency (2)		(10.0)%	(6.5)%
Asia	$243.1	(17.1)%	(10.1)%
Constant Currency (2)		(18.3)%	(11.4)%

	Q1 FY17	Q1 FY16	Change
Operating Income (1)	$42.7	$69.8	(38.9)%
Operating Income Margin	2.3%	3.0%	(66)	bps

(1)	The TS business is a discontinued operation. Refer to Exhibit 99.2.
(2)	Refer to Exhibit 99.2.

•	At a product level, year-over-year declines in servers, storage and software drove the revenue decline

Outlook for Second Quarter of Fiscal 2017 Ending on December 31, 2016

•	Avnet outlook only includes the EM business, including Premier Farnell
•	Sales are expected to be in the range of $4.2 billion to $4.5 billion
•	Adjusted diluted earnings per share is expected to be in the range of $0.69 to $0.79 per share
•	The guidance assumes 130 million average diluted shares outstanding and an adjusted tax rate of 23% to 27

The above guidance excludes any additional acquisitions, the amortization of intangibles, any potential restructuring, integration and other expenses and certain income tax adjustments. The above guidance also excludes any results from the TS business. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate for the second quarters of fiscal 2017 is $1.09 to €1.00, consistent with the second quarter of fiscal 2016.

Refer to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2016, for a reconciliation of non-GAAP guidance.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, the separation and pending sale of the TS business, an industry down-cycle in semiconductors, IT hardware or software products, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 11:00 a.m. Eastern Time. Financial information including financial statement reconciliations of GAAP to non-GAAP financial measures, will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.

About Avnet

From components to cloud and from design to disposal, Avnet, Inc. (NYSE: AVT) accelerates the success of customers who build, sell and use technology by providing a comprehensive portfolio of innovative products, services and solutions. For more information, visit www.avnet.com.  (AVT_IR)

Visit  Avnet's Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Investor Relations Contact

Avnet, Inc.

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Corporate Communications

480-643-7499

maureen.o’leary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	First Quarters Ended
	October 1,	October 3,
	2016	2015
	(Thousands, except per share data)
Sales	$4,173,405	$4,600,802
Cost of sales	3,647,920	4,037,546
Gross profit	525,485	563,256
Selling, general and administrative expenses	365,025	380,751
Restructuring, integration and other expenses	29,469	12,518
Operating income	130,991	169,987
Other income (expense), net	(13,733)	882
Interest expense	(27,237)	(22,032)
Income from continuing operations before income taxes	90,021	148,837
Income tax expense	21,435	37,849
Income from continuing operations	68,586	110,988
Income from discontinued operations, net of income taxes of $21,295 and $9,403, respectively	257	19,266
Net income	$68,843	$130,254

Earnings per share- basic:
Continuing operations	$0.54	$0.83
Discontinued operations	0.00	0.14
Net income per share - basic	$0.54	$0.97

Earnings per share- diluted:
Continuing operations	$0.53	$0.82
Discontinued operations	0.00	0.14
Net income per share - diluted	$0.53	$0.96

Shares used to compute earnings per share:
Basic	127,531	133,783
Diluted	129,763	136,326
Cash dividends paid per common share	$0.17	$0.17

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	October 1,	July 2,
	2016	2016
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,196,545	$1,031,478
Receivables, net	2,876,346	2,803,678
Inventories	2,418,761	2,589,659
Prepaid and other current assets	76,514	81,196
Assets held for sale	3,131,587	2,497,962
Total current assets	9,699,753	9,003,973
Property, plant and equipment, net	471,321	453,209
Goodwill	620,850	621,852
Intangible assets, net	20,823	22,571
Other assets	233,376	239,133
Non-current assets held for sale	—	899,067
Total assets	$11,046,123	$11,239,805
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$98,017	$1,152,599
Accounts payable	1,463,555	1,616,694
Accrued expenses and other	419,445	394,888
Liabilities held for sale	1,452,851	1,778,312
Total current liabilities	3,433,868	4,942,493
Long-term debt	2,609,617	1,339,204
Other liabilities	213,612	223,053
Non-current liabilities held for sale	—	43,769
Total liabilities	6,257,097	6,548,519
Shareholders’ equity	4,789,026	4,691,286
Total liabilities and shareholders’ equity	$11,046,123	$11,239,805

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	October 1,	October 3,
	2016	2015
	(Thousands)
Cash flows from operating activities:
Net income	$68,843	$130,254
Less: Income from discontinued operations, net of tax	257	19,266
Income from continuing operations	68,586	110,988

Non-cash and other reconciling items:
Depreciation	19,694	8,237
Amortization	1,930	2,436
Deferred income taxes	6,412	3,381
Stock-based compensation	17,576	24,350
Other, net	10,714	9,411
Changes in (net of effects from businesses acquired):
Receivables	(64,587)	124,076
Inventories	182,240	(282,846)
Accounts payable	(164,777)	(2,476)
Accrued expenses and other, net	33,522	(33,535)
Net cash flows provided (used) for operating activities- continuing operations	111,310	(35,978)
Net cash flows (used) provided by operating activities- discontinued operations	(111,446)	2,237
Net cash flows used for operating activates	(136)	(33,741)

Cash flows from financing activities:
Repayment of notes	(300,000)	(250,000)
Repayments under accounts receivable securitization, net	(150,265)	(33,045)
Borrowings of bank and revolving debt, net	669,803	418,756
Repurchases of common stock	—	(143,725)
Dividends paid on common stock	(21,676)	(22,612)
Other, net	682	(2,503)
Net cash flows provided (used) for financing activities - continuing operations	198,544	(33,129)
Net cash flows used for financing activities - discontinued operations	(4,756)	(160)
Net cash flows provided (used) for financing activities	193,788	(33,289)

Cash flows from investing activities:
Purchases of property, plant and equipment	(34,729)	(31,205)
Other, net	432	1,568
Net cash flows used for investing activities - continuing operations	(34,297)	(29,637)
Net cash flows used for investing activities - discontinued operations	(95)	(2,395)
Net cash flows used for investing activities	(34,392)	(32,032)

Effect of currency exchange rate changes on cash and cash equivalents	5,807	(8,796)
Net change in cash and cash equivalents	165,067	(107,858)
Cash and cash equivalents at beginning of period	1,031,478	932,553
Cash and cash equivalents at end of period	$1,196,545	$824,695

AVNET, INC.

SEGMENT INFORMATION

(UNAUDITED)

	First Quarters Ended
	October 1,	October 3,
	2016	2015*
	(Millions)
Sales:
Electronics Marketing (continuing operations)	$4,173.4	$4,600.8
Technology Solutions (discontinued operations)	1,866.9	2,368.9

Operating Income (Expense):
Electronics Marketing (continuing operations)	$186.5	$213.0
Technology Solutions (discontinued operations)	42.7	74.5
Corporate specific to or benefiting Electronic Marketing	(23.6)	(32.1)
Corporate specific to or benefiting Technology Solutions	(12.5)	(15.1)
	193.1	240.4
Restructuring, integration and other expenses - continuing operations	(29.5)	(12.5)
Restructuring, integration and other expenses - discontinued operations	(4.2)	(13.4)
Amortization of acquired intangible assets and other - continuing operations	(2.4)	(2.8)
Amortization of acquired intangible assets and other - discontinued operations	(4.5)	(4.6)
Less: TS discontinued operations	(21.5)	(37.0)
Operating Income	$131.0	$170.0

*Sub-totals and totals may not foot due to rounding